Exhibit 99.1

Baker Hughes Incorporated
Investor Contact:
Adam B. Anderson, +1.713.439.8039, adam.anderson@bakerhughes.com	2929 Allen Parkway
Media Contact:	Houston, Texas 77019
Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com	Phone: 713.439.8600
Fax: 713.439.8280
www.bakerhughes.com
Baker Hughes Announces Second Quarter Results
HOUSTON, Texas — July 25, 2011. Baker Hughes Incorporated (NYSE: BHI) today announced net income for the second quarter 2011 of $408 million, or $0.93 per diluted share, which excludes expenses of $70 million, before and after-tax ($0.16 per diluted share) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in Libya. Including these expenses, net income attributable to Baker Hughes, a GAAP measure, for the second quarter 2011 was $338 million, or $0.77 per diluted share, compared to $93 million, or $0.23 per diluted share, for the second quarter 2010 and $381 million, or $0.87 per diluted share, for the first quarter 2011.
Revenue for the second quarter 2011 was $4.74 billion, up 41% compared to $3.37 billion for the second quarter 2010 and up 5% compared to $4.53 billion for the first quarter 2011.
Results presented for the second quarter of 2010 included the results of BJ Services from the date of acquisition on April 28, 2010.
Chad C. Deaton, Baker Hughes chairman and chief executive officer, said, “Our performance was solid this quarter with steady improvement of our international profit margin. As expected, the sequential profit improvement in US Land and the Gulf of Mexico nearly offset the seasonal decline in Canada.
“International profit before tax margin now exceeds 13 percent, excluding the Libya charge, up more than 120 basis points sequentially and up 675 basis points year over year. The largest sequential improvement was in the Europe, Africa, Russia/Caspian segment.
“In North America, US Land revenue increased sequentially at a rate more than double that of the rig count, with strong incremental margins as the service intensity of the unconventional oil and gas plays continued to increase. Furthermore, demand for pressure pumping exceeds industry supply in North America. Gulf of Mexico revenue and profit increased modestly as new permits allowed only a limited resumption of deepwater activity.
Looking forward, we continue to see improvement in North America driven by increased activity in unconventional oil and gas plays and increased service intensity driving opportunities for advanced directional drilling, complex multi-stage completions and pressure pumping. The Canada rig count has already rebounded from second quarter lows and we are mobilizing for the normal seasonal increase in activities going forward. Our continued investment in products

Baker Hughes Incorporated News Release	Page 2
Baker Hughes Announces Second Quarter Results
and services for the unconventional resource plays supports the long-term strength of the North American market. While the increase in deepwater activity makes us optimistic, the pace of permits being issued has slowed significantly. In addition, we expect to incur incremental expenses associated with the increase in deepwater Gulf of Mexico regulation in the second half of 2011.
“Globally, spare oil production capacity is tight and we expect growing demand in China, India, developing Asia and the Middle East to support high oil prices and sustain increases in international spending. Activity is expected to increase in the second half of 2011 and into 2012 led by steady improvement in Brazil and the Middle East. If activity increases as we anticipate for 2012, conditions should support pricing improvements.”
Debt decreased by $233 million to $3.61 billion and cash and short-term investments decreased by $458 million to $937 million compared to the first quarter 2011. Capital expenditures were $594 million, depreciation and amortization expense was $331 million, and dividend payments were $65 million in the second quarter 2011.
Adjusted EBITDA in the second quarter 2011 was $1.02 billion, up $63 million sequentially. Adjusted EBITDA is a non-GAAP measure that excludes certain identified items, such as the Libya charge in the second quarter 2011. A reconciliation of Adjusted EBITDA to net income is provided in Table 1. In addition to reported results, we are also providing “Supplemental Financial Information” in Table 3 for revenue and adjusted operating profit before tax (a non-GAAP measure) for the second quarter 2010. This information presents pro forma combined revenue and adjusted operating profit before tax, including estimates for depreciation and amortization expense associated with the acquisition of BJ Services in April 2010.

Baker Hughes Incorporated News Release	Page 3
Baker Hughes Announces Second Quarter Results
Financial Information
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2011	2010	2011

Revenue	$4,741	$3,374	$4,525

Costs and Expenses:
Cost of revenue	3,718	2,662	3,497
Research and engineering	114	112	106
Marketing, general and administrative	292	312	282
Acquisition-related costs	—	56	—

Total costs and expenses	4,124	3,142	3,885

Operating income	617	232	640
Interest expense, net	(54)	(30)	(52)

Income before income taxes	563	202	588
Income taxes	228	109	204

Net income	335	93	384
Net income (loss) attributable to noncontrolling interests	(3)	—	3

Net income attributable to Baker Hughes	$338	$93	$381

Basic earnings per share of Baker Hughes	$0.78	$0.23	$0.88

Diluted earnings per share of Baker Hughes	$0.77	$0.23	$0.87

Weighted average shares outstanding, basic	436	398	435
Weighted average shares outstanding, diluted	438	399	437

Depreciation and amortization expense	$331	$261	$315

Capital expenditures	$594	$349	$429

Baker Hughes Incorporated News Release	Page 4
Baker Hughes Announces Second Quarter Results
Consolidated Condensed Statements of Operations
(Unaudited)

	Six Months Ended
	June 30,
(In millions)	2011	2010

Revenue	$9,266	$5,913

Costs and Expense:
Cost of revenue	7,215	4,574
Research and engineering	220	206
Marketing, general and administrative	574	617
Acquisition-related costs	—	66

Total costs and expenses	8,009	5,463

Operating income	1,257	450
Interest expense, net	(106)	(54)

Income before income taxes	1,151	396
Income taxes	432	174

Net income	719	222
Net income attributable to noncontrolling interests	—	—

Net income attributable to Baker Hughes	$719	$222

Basic earnings per share attributable to Baker Hughes	$1.65	$0.63

Diluted earnings per share attributable to Baker Hughes	$1.64	$0.62

Weighted average shares outstanding, basic	435	355
Weighted average shares outstanding, diluted	438	356

Depreciation and amortization expense	$646	$450

Capital expenditures	$1,023	$539

Baker Hughes Incorporated News Release	Page 5
Baker Hughes Announces Second Quarter Results
Consolidated Condensed Balance Sheets
(Unaudited)

	June 30,	December 31,
(In millions)	2011	2010

ASSETS
Current Assets:
Cash and short-term investments	$937	$1,706
Accounts receivable, net	4,434	3,942
Inventories, net	2,939	2,594
Other current assets	502	465

Total current assets	8,812	8,707

Property, plant and equipment, net	6,700	6,310
Goodwill	5,953	5,869
Intangible assets, net	1,524	1,569
Other assets	565	531

Total assets	$23,554	$22,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,588	$1,496
Short-term borrowings and current portion of long-term debt	59	331
Accrued employee compensation	586	589
Other accrued liabilities	594	723

Total current liabilities	2,827	3,139

Long-term debt	3,549	3,554
Deferred income taxes and other tax liabilities	1,316	1,360
Long-term liabilities	672	647

Stockholders’ equity	15,190	14,286

Total liabilities and stockholders’ equity	$23,554	$22,986

Baker Hughes Incorporated News Release	Page 6
Baker Hughes Announces Second Quarter Results
Consolidated Condensed Statement of Cash Flows
(Unaudited)

	Six Months Ended
	June 30,
(In millions)	2011	2010

Cash flows from operating activities:
Net income	$719	$222
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	646	450
Other, primarily working capital	(969)	(514)

Net cash flows from operating activities	397	158

Cash flows from investing activities:
Expenditures for capital assets	(1,023)	(539)
Acquisition of businesses, net of cash acquired	(5)	(834)
Proceeds from maturities of short-term investments	250	—
Other	142	89

Net cash flows from investing activities	(636)	(1,284)

Cash flows from financing activities:
Net (payments) borrowings of debt	(271)	555
Dividends	(130)	(111)
Other	106	29

Net cash flows from financing activities	(295)	473

Effect of foreign exchange rate changes on cash	15	(23)

Decrease in cash and cash equivalents	(519)	(676)
Cash, beginning of period	1,456	1,595

Cash, end of period	$937	$919

Baker Hughes Incorporated News Release	Page 7
Baker Hughes Announces Second Quarter Results
Table 1: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
(In millions)	June 30, 2011	June 30, 2010[2]	March 31, 2011

Net income attributable to Baker Hughes	$338	$93	$381
Net income (loss) attributable to NCI[3]	(3)	—	3
Income taxes	228	109	204

Income before income taxes	563	202	588
Interest expense, net	54	30	52

Earnings before interest and taxes (EBIT)	617	232	640
Depreciation and amortization expense	331	261	315

Earnings before interest, taxes, depreciation and amortization (EBITDA)	948	493	955
Adjustments to EBITDA:
Acquisition-related costs[4]	—	56	—
Libya reserves[5]	70	—	—

Adjusted EBITDA	$1,018	$549	$955

	Six Months Ended
(In millions)	June 30, 2011	June 30, 2010[2]

Net income attributable to Baker Hughes	$719	$222
Income taxes	432	174

Income before income taxes	1,151	396
Interest expense, net	106	54

Earnings before interest and taxes (EBIT)	1,257	450
Depreciation and amortization expense	646	450

Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,903	900
Adjustments to EBITDA:
Acquisition-related costs[4]	—	66
Libya reserves[5]	70	—

Adjusted EBITDA	$1,973	$966

[1]	EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measurements. Management is providing these measures because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Includes results of BJ Services starting from April 28th, 2010.

[3]	Noncontrolling interests.

[4]	Costs related to the acquisition of BJ Services.

[5]	Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts, and reserves for inventory and certain other assets as a result of civil unrest in Libya in the second quarter 2011.

Baker Hughes Incorporated News Release	Page 8
Baker Hughes Announces Second Quarter Results
Table 2: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	June 30,	June 30,	March 31,
(In millions)	2011	2010	2011

Segment Revenue
North America	$2,368	$1,486	$2,352
Latin America	542	384	473
Europe/Africa/Russia Caspian	806	736	771
Middle East/Asia Pacific	701	545	659
Industrial Services and Other	324	223	270

Total Operations	$4,741	$3,374	$4,525

Profit Before Tax
North America	$440	$204	$460
Latin America	71	13	63
Europe/Africa/Russia Caspian[2]	47	69	91
Middle East/Asia Pacific	88	40	79
Industrial Services and Other	34	18	14

Total Operations	680	344	707

Corporate and Other Profit Before Tax
Acquisition-related costs	—	(56)	—
Interest expense, net	(54)	(30)	(52)
Corporate and other	(63)	(56)	(67)

Corporate, net interest and other	(117)	(142)	(119)

Total Profit Before Tax	$563	$202	$588

Profit Before Tax Margin[1]
North America	19%	14%	20%
Latin America	13%	3%	13%
Europe/Africa/Russia Caspian[2]	6%	9%	12%
Middle East/Asia Pacific	13%	7%	12%
Industrial Services and Other	10%	8%	5%

Total Operations	14%	10%	16%

[1]	Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Includes expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts, and reserves for inventory and certain other assets as a result of civil unrest in Libya in the second quarter 2011.

Baker Hughes Incorporated News Release	Page 9
Baker Hughes Announces Second Quarter Results
Table 3: Supplemental Financial Information (Pro Forma Combined Basis)1 excluding certain expenses related to Libya2
The following table contains non-GAAP measures of segment revenue, operating profit before tax3, and operating profit before tax margin3. Management uses this information to perform meaningful comparisons between quarters and believes that this information may be useful to investors. Supplemental financial information for the first quarter 2008 through the second quarter 2011 can be found on our website at www.bakerhughes.com/investor in the Financial Information section.

	Three Months Ended
	June 30,	June 30,	March 31,
(In millions)	2011	2010[4]	2011

Segment Revenue
North America	$2,368	$1,728	$2,352
Latin America	542	424	473
Europe/Africa/Russia Caspian	806	767	771
Middle East/Asia Pacific	701	579	659
Industrial Services and Other	324	247	270

Total Operations	$4,741	$3,745	$4,525

Operating Profit Before Tax[3]
North America	$440	$223	$460
Latin America	71	9	63
Europe/Africa/Russia Caspian[2]	117	69	91
Middle East/Asia Pacific	88	41	79
Industrial Services and Other	34	20	14

Total Operations	$750	$362	$707

Operating Profit Before Tax Margin[3]
North America	19%	13%	20%
Latin America	13%	2%	13%
Europe/Africa/Russia Caspian[2]	15%	9%	12%
Middle East/Asia Pacific	13%	7%	12%
Industrial Services and Other	10%	8%	5%

Total Operations	16%	10%	16%

[1]	This supplemental financial information is provided for illustrative purposes and is not intended to represent or be indicative of the consolidated results of operations or financial position of Baker Hughes had the BJ Services acquisition been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company.

[2]	Excludes expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts, and reserves for inventory and certain other assets as a result of civil unrest in Libya in the second quarter 2011.

[3]	Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

[4]	Results for the quarter ended June 30, 2010 are based on revenue and operating profit before tax previously reported by Baker Hughes and estimated by BJ Services for the quarter ended June 30, 2010. Operating profit before tax includes pro forma charges for depreciation and amortization of tangible and intangible assets associated with the acquisition of BJ Services. No adjustments have been made for cost or revenue synergies or any other integration related items that may have affected this quarter.

Baker Hughes Incorporated News Release	Page 10
Baker Hughes Announces Second Quarter Results
Operational Highlights
North America
Baker Hughes advanced technologies including AutoTrak™Curve, FracPoint™ multi-stage fracturing system with In-Tallic™ disintegrating frac balls and extended stage FracPoint systems continue to gain traction in customer applications. These technologies will contribute to our ability to substantially differentiate from our competition.
In the emerging Niobrara play, we were awarded a one-year contract to supply directional drilling, drilling fluids, cementing, open hole and cased hole wireline, micro-seismic and pressure pumping services for a major International Oil Company (“IOC”).
We were awarded two substantial integrated service contracts for large independent operators in the Permian Basin, where we have a particularly large pressure pumping presence. The product lines awarded include Pressure Pumping, Completion Systems, Bits, Production Chemicals and Wireline Services.
In the Bakken, a new customer chose FracPoint to perform a 40-stage fracturing program, and has awarded all services, including pressure pumping, directional drilling and completion tools on the rig to Baker Hughes. To date, six of these systems have been deployed for this customer.
In the Gulf of Mexico, we expanded our presence in the ultra-deep gas Shelf market with a multi-million dollar award from an IOC to provide drilling fluids and evaluation on a High Temperature High Pressure exploratory program.
Latin America
Baker Hughes was recently awarded a three-year contract to provide drilling systems, bits and completions for three deep wells in the Hurón block in Colombia. Also in Colombia, a customer awarded us a one-year integrated project in the Llanos Basin on seven wells to perform drilling, completions and pumping operations.
In Brazil, activity was strong as we completed the first six wells of a 37-well campaign in a heavy oil field in the Campos Basin. In what is currently the biggest development program by an international operator in Brazil, Baker Hughes was contracted for a number of services, including drilling and evaluation, drill bit systems, completion systems, ESP systems and gravel pumping services. The first four wells are already on production.
In Argentina, Baker Hughes performed its first hydraulic fracturing stimulation job in an unconventional hydrocarbon shale reservoir. The multistage fracturing operation for YPF in the Neuquén Basin was successful.

Baker Hughes Incorporated News Release	Page 11
Baker Hughes Announces Second Quarter Results
Baker Hughes was the preferred provider of electric submersible pump equipment and services for a 200 well field in the South and Tarapoa Blocks in Ecuador. This award solidifies our place as the preferred provider for artificial lift in these fields that we have enjoyed for the last ten years.
Europe/Africa/Russia/Caspian
In Nigeria, we installed our first permanent downhole fiber optic gauge in Africa allowing real time production monitoring to facilitate production from a gas reservoir.
In Gabon, Baker Hughes was awarded an offshore completions contract by a major oil company. The package consisted of injector well completions with our innovative Dual Flow Head system which allows simultaneous injection into an upper and lower zone, and full downhole gauge systems, chemical injection mandrels, gas lift, production packers and flow control devices.
In Russia, a major National Oil Company (“NOC”) awarded us with a 310 electrical submersible pump systems lease contract, replacing a competitor. We achieved this based on our strong technology offering in artificial lift and the service capability of recently acquired Oil Pump Services company.
In Continental Europe, we secured a sand control contract to provide completions fluids, pressure pumping and tools to an IOC in the Eastern Mediterranean.
Middle East/Asia Pacific
In China’s Shengli oilfield we performed a multi-stage FracPoint completion on a horizontal well.
In India, we launched a BEACON Real-Time Operations Center that will provide geomechanical and drilling optimization support for three deep water rigs operated by a NOC where Baker Hughes provides integrated services.
Conference Call
The company has scheduled a conference call to discuss the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time, on Monday July 25, 2011, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the company’s website and available for real-time viewing. To access the call, which is open to the public, please contact the conference call operator at (800) 374-2469, or (706) 634-7270 for international callers, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through

Baker Hughes Incorporated News Release	Page 12
Baker Hughes Announces Second Quarter Results
Monday August 8, 2011. The number for the replay is (800) 642-1687, or (706) 645-9291 for international callers, and the access code is 77447493. The conference call will be webcast simultaneously at http://investor.shareholder.com/bhi/events.cfm on a listen-only basis. The call and replay will also be available on our website at www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” ”probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward—looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; the integration of BJ Services; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Baker Hughes-BJ Services acquisition — the inability to achieve the expected benefits of the acquisition, including financial and operating results; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; the ability to successfully integrate the businesses; and with respect to the historical financial information for BJ Services disclosed or utilized in this news release: the estimates, pro forma calculations and quarterly results have not been audited and actual results may differ materially, no assurance can be given that these results were realized or can be considered predictive of actual or future results, and that we do not intend to update or otherwise revise these estimates.
Economic conditions — the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the

Baker Hughes Incorporated News Release	Page 13
Baker Hughes Announces Second Quarter Results
ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions — the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; the impact of recovery from the now lifted US Gulf of Mexico drilling moratorium; the timing for new drilling permits both on the shelf and in the deepwater; and changes in the regulation of drilling in the US Gulf of Mexico or other areas as well as higher operating costs; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks — war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum—producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action.
Price, market share, contract terms, and customer payments — our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources — our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity, including forecasted costs to meet our revenue goal; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.

Baker Hughes Incorporated News Release	Page 14
Baker Hughes Announces Second Quarter Results
Litigation and changes in laws or regulatory conditions — the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the US and other countries in which we operate; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling; permit and operational delays or program reductions as a result of the new regulations and recovery from the drilling moratorium in the Gulf of Mexico; changes in export control laws or exchange control laws; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
Environmental matters — unexpected, adverse outcomes or material increases in liability with respect to environmental remediation sites where we have been named as a potentially responsible party; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment.
Baker Hughes provides reservoir development services, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
*      *       *